Exhibit 99.2
Execution Copy
FIRST SUPPLEMENTAL INDENTURE
     FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of November 2, 2006, between BearingPoint, Inc., a Delaware corporation (the “Company”), and The Bank of New York, a New York banking corporation, as trustee under the indenture referred to below (the “Trustee”).
RECITALS
     WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of April 27, 2005 (the “Indenture”), providing for the issuance of an aggregate principal amount of $200,000,000 of 5.00% Convertible Senior Subordinated Debentures Due 2025 (the “Notes”);
     WHEREAS, Section 10.02 of the Indenture provides, among other things, that the Company may amend the Indenture and the Notes and any noncomplicance by the Company may be waived with the written consent of the Holders of not less than a majority in aggregate principal amount of then outstanding Notes (the “Majority Holders”);
     WHEREAS, the Company intends to amend certain provisions in the Indenture (the “Proposed Amendments”);
     WHEREAS, the Majority Holders have consented to the Proposed Amendments;
     WHEREAS, the execution and delivery of this Supplemental Indenture has been duly authorized and all conditions and requirements necessary to make this Supplemental Indenture a valid and binding agreement of the Company have been duly performed and complied with; and
     WHEREAS, pursuant to Section 10.06 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture and the Company hereby requests the Trustee join with it in such execution and delivery.
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
ARTICLE I
AMENDMENTS TO INDENTURE
     Section 1.01. Amendments. The Indenture and any corresponding provisions in the Notes are modified as provided herein:
          (a) Section 1.01 (Definitions) shall be amended by inserting the following definitions in alphabetical order:

               “Additional Consent Fee” means the payment defined as such with respect to the Securities in the Solicitation Documents.
               “Covenant Reversion Date” means the earliest of 5:30 p.m., New York City time, on (i) the Business Day following the Company’s failure to pay the Initial Consent Fee for the Securities in accordance with the Solicitation Documents, (ii) the Business Day following the Company’s failure to pay the Additional Consent Fee, if due, for the Securities in accordance with the Solicitation Documents and (iii) October 31, 2008.
               “First Supplemental Indenture” means the Supplemental Indenture, dated as of November 2, 2006, by and between the Company and the Trustee, which supplements this Indenture.
               “Initial Consent Fee” means the payment defined as such with respect to the Securities in the Solicitation Documents.
               “Solicitation Documents” means the Consent Solicitation Statement dated as of October 18, 2006 and the related Consent Form.
          (b) Section 7.01 (Events of Defaults) shall be amended by inserting the following additional sentence at the end thereof:
          “Notwithstanding any of the foregoing, (i) the failure of the Company to comply with Section 5.02 of this Indenture or §314 of the TIA before 5:30 p.m., New York City time, on the Covenant Reversion Date shall not constitute a default under clause (g) above and (ii) any event of default or other similar condition or event (however described) that results in the acceleration of maturity of any series of debt securities of the Company outstanding on the date of the First Supplemental Indenture which event of default or other similar condition or event resulted from the failure to comply with Section 5.02 of the Indenture (or substantially similar covenants under this or any other document) or §314 of the TIA before 5:30 p.m., New York City time, on the Covenant Reversion Date shall not constitute default under clause (h) above; provided, however, that any foregoing failure to comply with Section 5.02 of this Indenture or §314 of the TIA and any such event of default or other similar condition or event shall constitute a default as of the Covenant Reversion Date if, as of 5:30 p.m., New York City time, on the Covenant Reversion Date, the Company shall not then have complied in all material respects with the provisions of Section 5.02.”

ARTICLE II
Conditions; Effectiveness
     Section 2.01. Conditions and Effectiveness. This Supplemental Indenture shall become effective upon execution and delivery by the Company and the Trustee.
ARTICLE III
Miscellaneous
     Section 3.01. Indenture Ratified. Except as otherwise provided herein, the Indenture is in all respects ratified and confirmed, and all of the terms, provisions and conditions thereof shall be and remain in full force and effect.
     Section 3.02. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.
     Section 3.03. Trustee Not Responsible. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company.
     Section 3.04. Governing Law. This Supplemental Indenture will be governed by, and construed in accordance with, the laws of the State of New York.
     Section 3.05. Successors. All agreements in this Supplemental Indenture of the Company or the Trustee shall bind their respective successors and assigns.
     Section 3.06. Severability. In case any provisions in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Supplemental Indenture on behalf of the respective parties hereto as of the date first above written.

BEARINGPOINT, INC.
By:	/s/ Judy Ethell
	Name:	Judy Ethell
	Title:	CFO/CAO

THE BANK OF NEW YORK, as Trustee
By:	/s/ Carlos R. Luciano
	Name:	Carlos R. Luciano
	Title:	Vice President